UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement

Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Garrison Capital Inc.

(Name of Registrant as Specified in its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

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GARRISON CAPITAL INC.
1290 Avenue of the Americas, Suite 914
New York, New York 10104

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 2, 2020

Dear Stockholder:

Due to a scheduling conflict, Garrison Capital Inc. (the “Company”) has postponed the 2020 Annual Meeting of Stockholders (the “Annual Meeting”).  The date of the Annual Meeting is now scheduled for July 2, 2020. The record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting remains unchanged at May 6, 2020.

The Annual Meeting will be held virtually on July 2, 2020 at 10:00 a.m., Eastern Time, at www.virtualshareholdermeeting.com/gars2020. At the Annual Meeting, stockholders of record as of May 6, 2020 will be asked to vote on two separate proposals. For more information on the proposals and board recommendations, please refer to the proxy materials.

Proxy materials have been furnished to stockholders of record of the Company as of May 6, 2020 on the Internet, rather than mailing printed copies of those materials to each stockholder.  The Notice of Internet Availability of Proxy Materials instructs stockholders of record as of May 6, 2020 as to how you may access and review the proxy materials and vote your proxy. Stockholders of record as of May 6, 2020 may use the proxy cards for the meeting previously scheduled for June 24, 2020 to submit their voting instructions.

THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS.

If you were a stockholder of record at the close of business on May 6, 2020, it is very important that your shares be represented at the Annual Meeting.

We appreciate your participation.